Exhibit 15.3

Consent of independent registered public accounting firm

We consent to the incorporation by reference in Registration Statement No. 333-275938 on Form F-3 and Registration Statement No. 333-259927 on Form S-8 of our reports dated March 27, 2024, relating to the consolidated financial statements of Orange S.A. and the effectiveness of Orange S.A.'s internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended December 31, 2023.

/s/ Deloitte & Associés

Paris-La Défense, France

March 29, 2024